UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): May 6, 2014

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 6, 2014, AutoNation, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following six proposals and cast their votes as set forth below.
Proposal 1
The ten director nominees named in the Company’s proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Mike Jackson	99,740,471	1,426,228	222,112	5,998,152
Robert J. Brown	101,016,308	143,757	228,746	5,998,152
Rick L. Burdick	100,772,926	395,818	220,067	5,998,152
David B. Edelson	101,043,134	126,290	219,387	5,998,152
Robert R. Grusky	98,984,847	2,187,087	216,877	5,998,152
Michael Larson	97,454,442	3,718,414	215,955	5,998,152
Michael E. Maroone	100,973,362	206,212	209,237	5,998,152
Carlos A. Migoya	100,822,306	342,505	224,000	5,998,152
G. Mike Mikan	99,631,178	1,547,462	210,171	5,998,152
Alison H. Rosenthal	101,029,658	134,500	224,653	5,998,152
Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
106,391,721	716,772	278,470	N/A
Proposal 3
The proposal to approve an advisory resolution on executive compensation was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
99,428,721	377,632	1,582,458	5,998,152
Proposal 4
The proposal to approve the AutoNation, Inc. 2014 Non-Employee Director Equity Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
93,529,609	7,590,528	268,674	5,998,152
Proposal 5
The stockholder proposal regarding an independent Board chairman was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
27,943,337	73,150,399	295,075	5,998,152

Proposal 6
The stockholder proposal regarding political contributions was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
20,122,083	74,758,864	6,507,864	5,998,152

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: May 8, 2014	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources